As filed with the Securities and Exchange Commission on June 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BLUE COAT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1715963
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

420 North Mary Avenue

Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

PACKETEER, INC. 1999 STOCK INCENTIVE PLAN

WORKFIRE TECHNOLOGIES INTERNATIONAL, INC. 2000 STOCK OPTION PLAN

TACIT NETWORKS, INC. 2000 EQUITY INCENTIVE PLAN

(Full title of the Plan)

Brian M. NeSmith

President and Chief Executive Officer

BLUE COAT SYSTEMS, INC.

420 North Mary Avenue

Sunnyvale, California 94085

(Name and address of agent for service)

(408) 220-2200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value	3,365,068 Shares	$30.92(a)	$89,445,118	$3,515.19
		$16.64(b)

(1)	This registration statement (the “Registration Statement”) registers the issuance of an aggregate of 3,365,068 shares of the common stock of Blue Coat Systems, Inc. (the “Registrant”), par value $0.0001 (the “Common Stock”) including 2,644,294 shares issuable pursuant to equity awards assumed by the Registrant in connection with its acquisition of Packeteer, Inc. and 720,774 shares of common stock available for issuance under the Packeteer, Inc. 1999 Stock Incentive Plan being assumed by Registrant.

(2)	The proposed maximum offering price per share is based on (a) the weighted average exercise price per share of outstanding options to purchase 2,342,464 shares of Common Stock and (b) with respect to 301,830 shares of Common Stock subject to restricted stock units and 720,774 shares of Common Stock available for issuance under the Packeteer, Inc. 1999 Stock Incentive Plan being assumed by Registrant, the average of the high and low per share prices of the Common Stock as reported on the Nasdaq Global Select Market on June 18, 2008 in accordance with Rule 457(h)(1) and Rule 457(c) promulgated under the Securities Act.

EXPLANATORY NOTE

As a result of the consummation on June 6, 2008 of the transactions contemplated by the Agreement and Plan of Merger dated as of April 20, 2008 by and among Cooper Acquisition, Inc. and Packeteer, Inc., the Registrant assumed the outstanding options and restricted stock units of Packeteer, Inc. and shares of Common Stock available for issuance under the Packeteer, Inc. 1999 Stock Incentive Plan.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Blue Coat Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K filed with the SEC on July 13, 2007 for the fiscal year ended April 30, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on September 10, 2007 for the fiscal quarter ended July 31, 2007;

(c)	The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on December 6, 2007 for the fiscal quarter ended October 31, 2007;

(d)	The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on March 7, 2008 for the fiscal quarter ended January 31, 2008;

(e)	The Registrant’s Current Reports on Form 8-K filed with the SEC since April 30, 2007; and

(f)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-28139 on Form 8-A12G filed with the SEC on November 16, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the “1933 Act”). The Registrant’s bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its executive officers and directors. The indemnification agreements provide such executive officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant currently maintains a directors’ and officers’ liability insurance policy to insure such persons against certain liabilities.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit
5	Opinion of Davis Polk & Wardwell.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Power of Attorney (included on signature page).

99.1	Packeteer, Inc. 1999 Stock Incentive Plan, as amended and restated. Reference is made to Exhibit 99.1 of Packeteer, Inc.’s Registration Statement No. 333-142445 on Form S-8, which is incorporated herein by reference.

99.2	Workfire Technologies International, Inc. 2000 Stock Option Plan. Reference is made to Exhibit 99.1 of Packeteer, Inc.’s Registration Statement No. 333-47638 on Form S-8, which is incorporated herein by reference.

99.3	Tacit Networks, Inc. 2000 Equity Incentive Plan. Reference is made to Exhibit 99.1 of Packeteer, Inc.’s Registration Statement No. 333-134604 on Form S-8, which is incorporated herein by reference.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 19th day of June, 2008.

BLUE COAT SYSTEMS, INC.

By:	/s/ Brian M. NeSmith
Brian M. NeSmith President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Blue Coat Systems, Inc., a Delaware corporation, do hereby constitute and appoint Brian M. NeSmith and Kevin S. Royal, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian M. NeSmith Brian M. NeSmith	President, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2008

/s/ Kevin S. Royal Kevin S. Royal	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2008

Signature	Title	Date

/s/ David W. Hanna David W. Hanna	Chairman of the Board	June 19, 2008

/s/ James A. Barth James A. Barth	Director	June 20, 2008

/s/ Keith Geeslin Keith Geeslin	Director	June 20, 2008

/s/ Timothy A. Howes Timothy A. Howes	Director	June 19, 2008

James R. Tolonen	Director

EXHIBIT INDEX

Exhibit Number	Exhibit
5	Opinion of Davis Polk & Wardwell.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Power of Attorney (included on signature page).

99.1	Packeteer, Inc. 1999 Stock Incentive Plan, as amended and restated. Reference is made to Exhibit 99.1 of Packeteer, Inc.’s Registration Statement No. 333-142445 on Form S-8, which is incorporated herein by reference.

99.2	Workfire Technologies International, Inc. 2000 Stock Option Plan. Reference is made to Exhibit 99.1 of Packeteer, Inc.’s Registration Statement No. 333-47638 on Form S-8, which is incorporated herein by reference.

99.3	Tacit Networks, Inc. 2000 Equity Incentive Plan. Reference is made to Exhibit 99.1 of Packeteer, Inc.’s Registration Statement No. 333-134604 on Form S-8, which is incorporated herein by reference.